SUBJECT TO COMPLETION, DATED MARCH 7, 2017

Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-203146

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY    PROSPECTUS    SUPPLEMENT

(To Prospectus dated March 31, 2015)

5,108,718 SHARES

FOX FACTORY HOLDING CORP.

COMMON STOCK

The selling stockholder named in this prospectus supplement is selling 5,108,718 shares of our common stock. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. See “Selling Stockholder and Option Stockholder.”

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FOXF.” On March 6, 2017, the last sale price of our common stock as reported on the Nasdaq Global Select Market was $28.40 per share.

The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price of $         per share, which will result in $         of proceeds to the selling stockholder before expenses. The underwriter proposes to offer the shares of our common stock from time to time for sale in one or more transactions on the NASDAQ Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting.”

We are an “emerging growth company” under the U.S. federal securities laws and are subject to reduced public company reporting requirements. Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 4 of the accompanying prospectus.

Delivery of the shares of common stock is expected to be made on or about March    , 2017. The option stockholder named in this prospectus supplement has granted the underwriter an option for a period of 30 days to purchase up to an additional 465,657 shares of our common stock. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder or the option stockholder. See “Selling Stockholder and Option Stockholder.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch

Prospectus supplement dated March    , 2017

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part, this prospectus supplement, and the second part, the accompanying prospectus, are each part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we, the selling stockholder and the option stockholder may sell shares of our common stock in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering and updates with respect to information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The accompanying prospectus, including the documents incorporated by reference herein, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We, the selling stockholder, the option stockholder and the underwriter have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We, the selling stockholder, the option stockholder and the underwriter take no responsibility for, and can make no assurance as to the reliability of, any other information that others may give you. We, the selling stockholder, the option stockholder and the underwriter will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This prospectus supplement summary highlights certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. This prospectus supplement summary is qualified in its entirety by the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Before investing, you should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the information under “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 4 of the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 30, 2016, or the 2016 Annual Report, and our consolidated financial statements and the related notes thereto incorporated by reference herein. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements that involve risks and uncertainties. See “Important Information Regarding Forward-Looking Statements” beginning on page S-12 of this prospectus supplement and on page 3 of the accompanying prospectus.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “Fox,” the “Company,” “us” and similar designations refer, collectively, to Fox Factory Holding Corp., a Delaware corporation, and its consolidated subsidiaries.

Our Company

We are a designer, manufacturer and marketer of performance ride dynamics products used primarily on bicycles, Side-by-Sides, on-road vehicles with off-road capabilities, off-road vehicles and trucks, all-terrain vehicles, or ATVs, snowmobiles, specialty vehicles and applications, and motorcycles. We believe our products offer innovative design, performance, durability and reliability. Our brand is associated with high-performance and technologically advanced products, by which we generally mean products that provide users with improved control and a smoother ride while riding over rough terrain in varied environments. We believe that the performance of our products has been demonstrated by, and our brand benefits from, the success of professional athletes who use our products in elite competitive events, such as the Union Cycliste Internationale Mountain Bike World Cup and the X Games. We believe the exposure our products receive when used by successful professional athletes positively influences the purchasing habits of enthusiasts and other consumers seeking high-performance products. We believe that our strategic focus on the performance and racing segments in our markets influences many aspiring and enthusiast consumers who we believe seek to emulate the performance of professional and other elite athletes. We believe our products are generally sold at premium prices, which to us means manufacturer suggested retail sale prices that are generally in the upper quartile of their respective product categories.

We design our products for, and market our products to, some of the world’s leading action sports OEMs and to consumers through the aftermarket channel. Many of our OEM customers, including Giant, Scott, Specialized and Trek in bikes and BRP, Ford, Toyota, Yamaha and Polaris in powered vehicles, are among the market leaders in their respective product categories, and help shape, as well as respond to, consumer trends in their respective categories. We believe that OEMs often prominently display and incorporate our products to improve the marketability and consumer demand for their performance models, which reinforces our brand image. In addition, consumers select our products in the aftermarket channel where we market through a global network of dealers and distributors. We currently sell to more than 200 OEMs and distribute our products to more than 5,000 retail dealers and distributors worldwide. In 2016, 60% of our sales resulted from sales to OEM customers and 40% resulted from sales to dealers and distributors for resale in the aftermarket channel. No material portion of our business is subject to renegotiation of profit or termination of contracts or subcontracts at the election of the U.S. government.

Our domestic sales totaled $187.5 million, $163.1 million and $128.3 million, or 47%, 44% and 42% of our total sales, in the fiscal years 2016, 2015 and 2014, respectively. Our international sales totaled $215.5 million, $203.7 million and $178.4 million, or 53%, 56% and 58% of our total sales, in the fiscal years 2016, 2015 and 2014, respectively. Sales attributable to countries outside the United States are based on shipment location. Our international sales, however, do not necessarily reflect the location of the end users of our products as many of our products are incorporated into bikes that are assembled at international locations and then shipped back to the United States.

Our history

Robert C. Fox, Jr. began developing suspension products in 1974 when, having participated in motocross racing, he sought to create a racing suspension shock that performed better than existing coil spring shocks. Working in a friend’s garage, Mr. Fox created the “Fox AirShox.” The product was successful, and went into production in 1975. The next year, in 1976, Fox AirShox was used by the rider who won the AMA 500cc National Motocross Championship.

Sales of Fox AirShox grew rapidly and, in 1978, our operating subsidiary, Fox Factory, Inc., was incorporated in California. From 1978 to 1983, FOX suspension users won numerous major races including 500cc Grand Prix races (motocross), Baja 1000 races (off-road), AMA SuperBike races (motorcycle road racing), and the Indianapolis 500 race (auto racing), generating greater market awareness of the FOX brand among enthusiasts.

As Fox grew, we applied many of the same core suspension technologies developed for motocross racing to other categories. For example, in 1987 we started selling high-performance suspension products for snowmobiles. By 1991, we began supplying the mountain bike industry with rear shocks and we entered the ATV and other off-road vehicle markets in the mid-1990s. Starting in 2001, we began offering front fork suspension products for mountain bikes.

Fox Factory Holding Corp., the registrant of this offering, is the holding company of Fox Factory, Inc. Fox Factory Holding Corp. was incorporated in Delaware on December 28, 2007 by Compass Group Diversified Holdings LLC, or Compass, who purchased a controlling interest in us on January 4, 2008.

For clarification, we are not affiliated with Fox Head, Inc., or Fox Head, an action sports apparel company, although we have entered into an agreement with Fox Head clarifying the parties’ respective use of “Fox” tradenames and service marks.

Corporate information

Our principal executive offices are located at 915 Disc Drive, Scotts Valley, CA 95066, and our telephone number is (831) 274-6500. Our website address is www.ridefox.com. In addition, we maintain a Facebook page at www.facebook.com/fox, a YouTube channel at www.youtube.com/foxracingshox1, a Vimeo page at www.vimeo.com/foxracingshox and a Twitter feed at www.twitter.com/foxracingshox. Information contained on, or that can be accessed through, our website, Facebook page, YouTube channel, Vimeo page or Twitter feed does not constitute part of this prospectus supplement or the accompanying prospectus and inclusions of our website address, Facebook page address, YouTube channel address, Vimeo page address and Twitter feed address in this prospectus supplement or the accompanying prospectus are inactive textual references only.

We have a number of registered marks, including, without limitation, FOX®, FOX RACING SHOX® and REDEFINE YOUR LIMITS® in several jurisdictions, including the United States, and we have also applied to register a number of other marks in various jurisdictions. This prospectus supplement and the accompanying prospectus include trademarks and trade names of other companies. All trademarks and trade names appearing in this prospectus supplement or the accompanying prospectus are the property of their respective holders. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or any endorsement or sponsorship of us by, these other companies.

Emerging growth company status

We are an “emerging growth company,” as that term is defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we qualify as an emerging growth company, we have taken, and may continue to take, advantage of certain exemptions from various reporting requirements that are applicable to other public companies that do not qualify as emerging growth companies, including, without limitation, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations relating to executive compensation and exemptions from the requirements of holding advisory “say-on-pay,” “say-when-on-pay” and “golden parachute” executive compensation votes.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	December 28, 2018, the last day of the fiscal year following the fifth anniversary of our Initial Public Offering, or the IPO, in August 2013;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•	the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act (i.e., the end of the fiscal year after we have more than $700 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter).

The JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we have chosen to “opt out” of such extended transition period, and, as a result, we have been complying, and will continue to comply, with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable. We may become a large accelerated filer as early as our 2017 fiscal year end.

THE OFFERING

The offering	5,108,718 shares of common stock offered by the selling stockholder.

Selling stockholder	The selling stockholder in this offering is Compass Group Diversified Holdings LLC, or Compass. Compass Diversified Holdings, a Delaware statutory trust, is the parent of Compass Group Diversified Holdings LLC. Compass Group Diversified Holdings LLC, as the sponsor of Compass Diversified Holdings, beneficially owns our shares of common stock. See “Selling Stockholder and Option Stockholder.”

Common stock to be outstanding after this offering	37,210,918 shares. This offering will have no effect on the number of shares of our common stock outstanding.

Underwriter’s option to purchase additional shares	The underwriter has an option, exercisable for 30 days after the date of this prospectus supplement, to purchase up to an additional 465,657 shares from the option stockholder.

Option stockholder	The option stockholder in this offering is Robert C. Fox, Jr., one of our directors. The option stockholder has only granted the underwriter an option to purchase up to an additional 465,657 shares of our common stock, and is not selling any stock in addition to such option. See “Selling Stockholder and Option Stockholder.”

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder or the option stockholder. See “Use of Proceeds.”

Dividend policy	Currently, we do not anticipate paying cash dividends.

Concentration of ownership	Upon completion of this offering, assuming no exercise by the underwriter of its option to purchase additional shares, our executive officers and directors, and their affiliates, will beneficially own, in the aggregate, approximately 8.0% of our outstanding shares of common stock (or approximately 6.7% if the underwriter’s option to purchase additional shares from the option stockholder is exercised in full), and Compass will own none of our outstanding shares of common stock.

NASDAQ Global Select Market symbol	“FOXF”

Risk Factors	Investing in our shares of common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 4 of the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our shares of common stock.

The number of shares of common stock that will be outstanding after this offering is based on 37,210,918 shares outstanding as of March 2, 2017, and:

•	excludes 1,109,620 shares of common stock reserved and issuable upon the exercise of options to purchase common stock that were outstanding as of March 2, 2017, with a weighted average exercise price of $5.24 per share; and

•	excludes 3,064,224 shares of common stock issuable under our 2013 Omnibus Plan, which include (i) 3,631,709 shares initially reserved for issuance under our 2013 Omnibus Plan, (ii) an additional 90,578 shares that may be granted under our 2013 Omnibus Plan as a result of the forfeiture of options previously granted under our 2008 Stock Option Plan and 2008 Non-Statutory Stock Option Plan less (iii) 658,063 shares issued upon vesting of issued awards as of March 2, 2017. Of these shares of common stock, 1,053,617 shares were issuable upon the vesting of restricted stock units or exercise of options granted to our directors, officers and other employees as of March 2, 2017.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated financial data should be read in conjunction with, and is qualified in its entirety by, the sections entitled “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included in our 2016 Annual Report, which is incorporated by reference in this prospectus supplement. The historical results presented below are not necessarily indicative of the results to be expected for any future period.

Consolidated Statement of Income Data

(in thousands, except per share data)	FOR FISCAL YEARS
	2016	2015	2014	2013	2012
Sales	$403,077	$366,798	$306,734	$272,746	$235,869
Cost of sales (1)	276,689	254,756	212,314	192,617	173,040

Gross profit	126,388	112,042	94,420	80,129	62,829

Operating expenses:
Sales and marketing (1)	25,796	23,182	19,192	14,153	12,570
Research and development (1)	18,459	17,001	13,642	10,409	9,727
General and administrative (1)	27,693	21,053	17,683	11,408	9,063
Amortization of purchased intangibles	2,988	8,525	6,424	5,378	5,315
Fair value adjustment of contingent consideration and acquisition related compensation	5,911	6,937	2,856	—	—

Total operating expenses	80,847	76,698	59,797	41,348	36,675

Income from operations	45,541	35,344	34,623	38,781	26,154

Other expense, net:
Interest expense	2,088	1,549	999	4,125	3,486
Other (income) expense, net	363	(449)	(693)	(12)	277

Total other expense, net	2,451	1,100	306	4,113	3,763

Income before income taxes	43,090	34,244	34,317	34,668	22,391
Provision for income taxes	7,415	9,290	6,631	10,566	8,181

Net income	$35,675	$24,954	$27,686	$24,102	$14,210

Earnings per share:
Basic	$0.97	$0.67	$0.75	$0.70	$0.44
Diluted	$0.94	$0.66	$0.73	$0.68	$0.44
Weighted average shares used to compute earnings per share:
Basic	36,799	36,989	36,756	34,571	32,059
Diluted	37,801	37,894	37,807	35,705	32,515
Dividends per share	$—	$—	$—	$—	$2.00

(1)	Includes stock-based compensation as follows:

	FOR FISCAL YEARS
(in thousands)	2016	2015	2014	2013	2012
Cost of sales	$139	$82	$43	$23	$—
Sales and marketing	598	430	279	158	160
Research and development	357	178	88	53	29
General and administrative	5,129	4,217	3,634	2,266	1,959

Total	$6,223	$4,907	$4,044	$2,500	$2,148

Consolidated Balance Sheet Data

	AS OF DECEMBER 30, 2016	AS OF DECEMBER 31,
(in thousands)		2015	2014	2013	2012
Cash and cash equivalents	$35,280	$6,944	$4,212	$1,683	$15
Inventory	71,243	68,202	59,191	42,783	34,255
Working capital	95,876	57,971	48,056	39,884	25,142
Property, plant and equipment, net	32,262	26,094	19,759	13,418	11,789
Total assets	335,600	277,716	258,437	157,729	142,120
Total debt, including current portion (1)	66,683	47,881	50,000	8,000	59,250
Total stockholders’ equity (2)	184,937	152,260	128,806	92,292	29,584

(1)	In June 2012, we completed a recapitalization, or the 2012 Recapitalization. In connection with the 2012 Recapitalization, we amended our debt. Concurrently with the closing of our IPO, in August 2013, we used the net proceeds that we received from the IPO to repay our then outstanding indebtedness. In 2014, in connection with our acquisitions, we entered into amendments to our credit facility entered in August 2013, borrowing $80.0 million under a secured term loan. In May 2016, we further amended the credit facility, converting $18.5 million outstanding under our line of credit to term loan and borrowing an additional $9.2 million in the form of term loan. The principal balance of the term loan and borrowings under our line of credit, net of issuance cost, totaled $66.7 million at December 30, 2016.
(2)	In connection with the 2012 Recapitalization, we paid a $67.0 million cash dividend, repurchased shares, and restructured certain stock-based compensation awards.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described in the section entitled “Risk Factors” included in our 2016 Annual Report, as supplemented by the discussion below, and all of the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. The risks and uncertainties described below and in such incorporated documents are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our common stock could decline, we may be unable to pay distributions on our common stock and you could lose all or part of your investment.

Risks related to this offering and ownership of our common stock

The trading price of our common stock may be volatile, and you might not be able to sell your shares at or above the price you pay for the shares.

The trading price of our common stock could be volatile, and you could lose all or part of your investment in our common stock. Since our IPO in 2013, our stock price has fluctuated between $30.15 and $13.35 per share and such volatility may continue in the future. Factors affecting the trading price of our common stock could include:

•	variations in our operating results or those of our competitors;

•	new product or other significant announcements by us or our competitors;

•	changes in our product mix;

•	changes in consumer preferences;

•	fluctuations in currency exchange rates;

•	the gain or loss of significant customers;

•	recruitment or departure of key personnel;

•	changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;

•	changes in general economic conditions as well as conditions affecting our industry in particular; and

•	sales of our common stock by us, our significant stockholders or our directors or executive officers.

In addition, in recent years, the stock market has experienced significant price fluctuations. Fluctuations in the stock market generally or with respect to companies in our industry could cause the trading price of our common stock to fluctuate for reasons unrelated to our business, operating results or financial condition. Some companies that have had volatile market prices for their securities have had securities class actions filed against them. A suit filed against us, regardless of its merits or outcome, could cause us to incur substantial costs and could divert management’s attention.

Future sales of our shares, or the perception that such sales may occur, could cause our stock price to decline.

If our existing stockholders sell substantial amounts of our common stock in the public market after this offering, or are perceived by the public market as intending to sell, the trading price of our common stock could decline. As of March 2, 2017, we had 37,210,918 shares of common stock outstanding, of which 29,864,000 are freely tradable in the public market. As of March 2, 2017, 7,346,918 shares of common stock outstanding were held by directors, executive officers and other affiliates and are subject to volume and manner of sale limitations under Rule 144 under the Securities Act, including the shares offered by the selling stockholder and the option stockholder in this offering.

After our IPO, we filed a registration statement under the Securities Act to register shares of our common stock that we may issue under our equity plans. As a result, all such shares can be freely sold in the public market upon issuance, subject to any vesting or contractual lock-up agreements.

In March, 2015 we filed a Shelf Registration Statement on Form S-3 with the SEC to enable us, and certain of our stockholders, to quickly go to market should we, or certain of our stockholders, wish to sell our common stock, or additionally, in our case, certain other debt instruments. The selling stockholder and the option stockholder are selling their shares in this offering pursuant to such Shelf Registration Statement.

In addition, our Amended and Restated Certificate of Incorporation authorizes us to issue 90,000,000 shares of common stock, of which 37,210,918 shares were outstanding as of March 2, 2017. In the future, we may issue additional shares of common stock or other equity or debt securities convertible into common stock in connection with a financing, acquisition or otherwise. If any of these additional shares described are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) December 28, 2018, the last day of the fiscal year following the fifth anniversary of the completion of our IPO; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We may become a large accelerated filer as early as our 2017 fiscal year end.

We cannot predict if investors will find our common stock less attractive to the extent we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

If securities or industry analysts do not publish research or publish unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes unfavorable research about our business or our industry, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

Compass and our directors and officers and insiders have substantial control over us and will be able to influence corporate matters.

As of March 2, 2017, Compass beneficially owned approximately 13.7% of our outstanding common stock, and Compass, our directors and executive officers, and their affiliates beneficially owned, in the aggregate, approximately 21.4% of our outstanding common stock. Upon completion of this offering, Compass will beneficially own none of our outstanding common stock, but will continue to have input on all matters before our board of directors because our director Elias Sabo is affiliated with Compass; and our directors and executive officers, and their affiliates beneficially will own, in the aggregate, approximately 8.0% of our outstanding common stock. As a result, these stockholders are able to exercise significant influence over all matters requiring stockholder approval, including the election of directors, amendment of our Amended and Restated Certificate of Incorporation, and approval of any merger, consolidation, or sale of all, or substantially all, of our assets or other significant corporate transactions.

Anti-takeover provisions in our charter documents and Delaware law could discourage, delay or prevent a change in control of our company.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or our Charter Documents, as well as Delaware law, contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Among other things, these provisions:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to discourage a takeover attempt;

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors be removed from office only for cause;

•	provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office;

•	from and after the date that Compass and its affiliates no longer collectively beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, at least a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, or the Trigger Date, prohibit stockholder action by written consent, requiring all actions to be taken at a meeting of the stockholders;

•	provide that special meetings of our stockholders may be called only by our board of directors, our Chairperson of the board of directors, our Lead Director (if we do not have a Chairperson or the Chairperson is disabled), our Chief Executive Officer or our President (in the absence of a Chief Executive Officer) or, until the Trigger Date, Compass;

•	from and after the Trigger Date, require supermajority stockholder voting for our stockholders to effect certain amendments to our Charter Documents; and

•	establish advance notice requirements for nominations for elections to our board of directors or for proposing other matters that can be acted upon by stockholders at stockholder meetings.

In addition, we are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which generally prohibits a Delaware corporation from engaging in any broad range of business combinations with a stockholder owning 15% or more of such corporation’s outstanding voting stock for a period of three years following the date on which such stockholder became an “interested” stockholder. In order for us to consummate a business combination with an interested stockholder within three years of the date on which the stockholder became interested, either (i) the business combination or the transaction that resulted in the stockholder becoming interested must be approved by our board of directors prior to the date the stockholder became interested, (ii) the interested stockholder must own at least 85% of our outstanding voting stock at the time the transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans) or (iii) the business combination must be approved by our board of directors and authorized by at least two-thirds of our stockholders (excluding the interested stockholder) at a special or annual meeting (not by written consent). This provision could have the effect of delaying or preventing a change in control, whether or not it is desired by or beneficial to our stockholders. Any delay or prevention of a change in control transaction or changes in our board of directors and management could deter potential acquirers or prevent the completion of a transaction in which our stockholders could receive a substantial premium over the then-current market price for their shares of our common stock.

Our Amended and Restated Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our Amended and Restated Certificate of Incorporation provides that, with certain limited exceptions, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of our company owed to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter Documents, (iv) any action to interpret, apply, enforce or determine the validity of our Charter Documents, or (v) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have received notice of and consented to the foregoing provisions. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, if a court were to find this choice of forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

IMPORTANT INFORMATION REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained herein include, but are not limited to, statements about:

•	our ability to develop new and innovative products in our current end-markets;

•	our ability to leverage our technologies and brand to expand into new categories and end-markets;

•	our ability to increase our aftermarket penetration;

•	our ability to accelerate international growth;

•	our ability to improve operating and supply chain efficiencies;

•	our future financial performance, including our sales, cost of sales, gross profit or gross margins, operating expenses, ability to generate positive cash flow and ability to maintain our profitability;

•	our ability to maintain our premium brand image and high-performance products;

•	our ability to maintain relationships with the professional athletes and race teams we sponsor;

•	our transition of the majority of our mountain bike manufacturing operations to Taiwan and our expectations related to such transition;

•	our ability to selectively add additional dealers and distributors in certain geographic markets;

•	the growth of the markets in which we compete, our expectations regarding consumer preferences and our ability to respond to changes in consumer preferences;

•	changes in demand for high-end suspension and ride dynamics products;

•	our ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions;

•	the outcome of pending litigation;

•	changes in the relative proportion of profit earned in the numerous jurisdictions in which we do business and in tax legislation, case law and other authoritative guidance in those jurisdictions; and

•	future economic or market conditions.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made herein. You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section entitled “Risk factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained herein. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

This prospectus, the accompanying prospectus and the documents incorporated by reference herein also contain statistical data, estimates, and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. Although we believe that the third-party sources referred to in this prospectus are reliable, neither we nor the underwriter have independently verified the information provided by these third parties. While we are not aware of any misstatements regarding any third-party information presented herein, their estimates in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk factors” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

USE OF PROCEEDS

All of the shares of our common stock offered by this prospectus supplement will be sold by the selling stockholder and the option stockholder. We will not receive any proceeds from the sale of shares by the selling stockholder or the option stockholder.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the NASDAQ Global Select Market under the symbol “FOXF” since August 8, 2013. Our IPO was priced at $15.00 per share on August 8, 2013. Prior to that date, there was no public trading market for our common stock.

The following table sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on the NASDAQ Global Select Market.

	HIGH	LOW
Year Ending December 31, 2015
Quarter ended March 31, 2015	$16.55	$14.32
Quarter ended June 30, 2015	17.35	14.84
Quarter ended September 30, 2015	17.25	14.55
Quarter ended December 31, 2015	19.62	15.78
Year Ending December 30, 2016
Quarter ended April 1, 2016	$18.35	$13.85
Quarter ended July 1, 2016	18.76	15.18
Quarter ended September 30, 2016	23.08	16.92
Quarter ended December 30, 2016	28.25	19.65
Year Ending December 29, 2017
Quarter ended March 31, 2017, through March 6, 2017	$30.15	$25.25

On March 6, 2017, the closing price per share of our common stock as reported on the NASDAQ Global Select Market was $28.40 per share.

As of March 2, 2017, there were approximately 10 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We did not declare or pay any dividends in 2016, 2015 and 2014 or to date in 2017. In addition, our credit facility contains covenants limiting our ability to pay dividends to our stockholders. See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Second Amended and Restated 2013 Credit Facility” included in our 2016 Annual Report. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on a number of factors, including our financial condition, results of operations, capital requirements, contractual restrictions, general business conditions and any other factors that our board of directors may deem relevant.

SELLING STOCKHOLDER AND OPTION STOCKHOLDER

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 2, 2017, and the beneficial ownership of our common stock as adjusted to reflect the sale of common stock in this offering, for:

•	each of our named executive officers;

•	each of our directors;

•	all of our current directors and executive officers as a group;

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent of any class of our voting securities;

•	the option stockholder; and

•	the selling stockholder.

We have determined beneficial ownership in accordance with the rules of the SEC. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 2, 2017 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person, but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock before this offering on 37,210,918 shares of our common stock outstanding as of March 2, 2017.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Fox Factory Holding Corp., 915 Disc Drive, Scotts Valley, CA 95066. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

	SHARES BENEFICIALLY OWNED BEFORE THIS OFFERING		SHARES BEING OFFERED		SHARES BENEFICIALLY OWNED AFTER THIS OFFERING(13)
BENEFICIAL OWNER NAME			EXCLUDING EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES	INCLUDING EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES	EXCLUDING EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES		INCLUDING EXERCISE OF OPTION TO PURCHASE ADDITIONAL SHARES
	NUMBER	%			NUMBER	%	NUMBER	%
Greater than 5% stockholders:
BlackRock, Inc. (1)	2,928,615	7.9%	—	—	2,928,615	7.9%	2,928,615	7.9%
Compass Group Diversified Holdings LLC (2)	5,108,718	13.7%	5,108,718	5,108,718	0	*	0	*
Kayne Anderson Rudnick Investment Management LLC (3)	4,056,888	10.9%	—	—	4,056,888	10.9%	4,056,888	10.9%
Silvercrest Asset Management Group LLC (4)	2,061,552	5.5%	—	—	2,061,552	5.5%	2,061,552	5.5%
Van Berkom & Associates (5)	1,888,158	5.1%	—	—	1,888,158	5.1%	1,888,158	5.1%
Named executive officers and directors:
Larry L. Enterline (6)	865,149	2.3%	—	—	865,149	2.3%	865,149	2.3%
Robert C. Fox, Jr. (7)	1,465,657	3.9%	—	465,657	1,465,657	3.9%	1,000,000	2.7%
Thomas Wittenschlaeger (8)	2,718	*	—	—	2,718	*	2,718	*
William H. Katherman (9)	13,785	*	—	—	13,785	*	13,785	*
Dudley Mendenhall (10)	15,213	*	—	—	15,213	*	15,213	*
Carl Nichols (11)	32,552	*	—	—	32,552	*	32,552	*
Elias Sabo (12)	5,325,476	14.3%	5,108,718	5,108,718	216,758	*	216,758	*
Ted Waitman (13)	5,923	*	—	—	5,923	*	5,923	*
All current executive officers and directors as a group (10 persons) (14)	8,138,877	21.4%	5,108,718	5,574,375	3,030,159	8.0%	2,564,502	6.7%

*	Less than 1%
(1)	This information is based on a Schedule 13G filed by BlackRock, Inc. on January 30, 2017. BlackRock, Inc. has sole power to vote 2,879,354 shares and sole power to dispose of 2,928,615 shares. BlackRock Inc.’s address is 55 East 52nd Street, New York, NY 10055.
(2)	This information is based on a Schedule 13G/A filed by Compass Group Diversified Holdings on February 10, 2017. Compass Group Diversified Holdings LLC has sole voting and dispositive power over the shares. Compass Group Diversified Holdings LLC’s address is Sixty One Wilton Road, Second Floor, Westport, CT 06880.
(3)	This information is based on a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC on February 9, 2017. Kayne Anderson Rudnick Investment Management LLC has sole power to vote 2,536,225 shares and shared power to vote 1,520,663 shares. Kayne Anderson Rudnick Investment Management LLC has sole power to dispose of 2,536,225 shares and shared power to dispose of 1,520,663 shares. Kayne Anderson Rudnick Investment Management LLC’s address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.
(4)	This information is based on a Schedule 13G filed by Silvercrest Asset Management Group LLC, Silvercrest L.P. and Silvercrest Asset Management Group Inc. on February 14, 2017. These three entities have shared voting power and shared dispositive power over 2,061,552 shares and no entity has sole voting power or sole dispositive power over any of the shares. The address of Silvercrest Asset Management Group, LLC, Silvercrest L.P. and Silvercrest Asset Management Group Inc. is 1330 Avenue of the Americas, 38th Floor, New York, NY 10019.
(5)	This information is based on a Schedule 13G filed by Van Berkom & Associates, Inc. on February 9, 2017. Van Berkom & Associates, Inc. has sole voting power and dispositive power of the shares. Van Berkom & Associates, Inc.’s address is 1130 Sherbrooke Street West, Suite 1005, Montreal, Quebec H3A 2M8.
(6)	Consists of 185,799 shares of our common stock held directly by Mr. Enterline; 87,159 shares of our common stock held by Vulcan Holdings, Inc.; and options to purchase 592,191 shares of our common stock. Mr. Enterline is the Chief Executive Officer and owns all of the capital stock of Vulcan Holdings, Inc. He is also the Chief Executive Officer of our Company and serves on our board of directors.
(7)	Consists of 1,465,657 shares of our common stock held directly by Mr. Fox. Mr. Fox serves on our board of directors.
(8)	Consists of 2,178 shares of our common stock held directly by Mr. Wittenschlaeger. Mr. Wittenschlaeger is our Vice President and General Manager, Power Vehicles Division.
(9)	Consists of 13,785 shares of our common stock held directly by Mr. Katherman. Mr. Katherman is our Senior Vice President, Global Operations.
(10)	Consists of 5,923 shares of our common stock held directly by Mr. Mendenhall and options to purchase 9,290 shares of our common stock. Mr. Mendenhall serves on our board of directors.
(11)	Consists of 26,049 shares of our common stock held directly by Mr. Nichols and options to purchase 6,503 shares of our common stock. Mr. Nichols serves on our board of directors.
(12)	Consists of 216,758 shares of our common stock held directly by Mr. Sabo and 5,108,718 shares of our common stock held by Compass Group Diversified Holdings LLC, a Delaware limited liability company, of which Compass Diversified Holdings, a Delaware statutory trust, is parent. Compass Group Management LLC, a Delaware limited liability company, is the manager of Compass Diversified Holdings. Mr. Sabo is a founding partner at Compass Group Management LLC, and may be deemed to share voting and dispositive power over the shares held by Compass Group Diversified Holdings LLC. Mr. Sabo disclaims any beneficial ownership of these shares except to the extent of his pecuniary interest therein, if any. The address of Compass Group Diversified Holdings LLC is Sixty One Wilton Road, Second Floor, Westport, CT 06880.
(13)	Consists of 5,923 shares of our common stock held directly by Mr. Waitman. Mr. Waitman serves on our board of directors.
(14)	Consists of shares included under “Named executive officers and directors”; 25,581 shares of our common stock and options to purchase 106,231 shares of our common stock held directly by Zvi Glasman, our Chief Financial Officer; 178,278 shares of our common stock held by the Zvi and Marlise Glasman Family Trust, of which Mr. Glasman is a trustee; and 28,320 shares of our common stock and options to purchase 73,994 shares of our common stock held directly by Wesley Allinger, our Vice President and General Manager, Bicycle Division.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

This section summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by a non-U.S. holder as of the date hereof. For purposes of this section, a “non-U.S. holder” means a beneficial owner of our common stock (other than a partnership) that is not for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder, including the impact of the Medicare contribution tax on net investment income, nor does it address any estate or gift tax consequences or the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a United States expatriate; a person holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment; a bank, insurance company or other financial institution; a broker, dealer or trader in securities; a person deemed to sell our common stock under the constructive sale provisions of the Code; a “controlled foreign corporation” or “passive foreign investment company”; or a partnership or other pass-through entity for U.S. federal income tax purposes). This section deals only with common stock that is held as a capital asset. This section is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis, which may result in U.S. federal income tax consequences different from those summarized below.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership holding the common stock should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the common stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign tax jurisdiction.

Distributions on common stock

If we make cash or other property distributions on shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a holder’s adjusted tax basis in the common stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its shares will be treated as capital gain realized on the sale or other disposition of the common stock and will be treated as described under “Gain on disposition of common stock” below. Except as described below, if you are a non-U.S. holder of common stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished us with:

•	a valid Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other applicable form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•	in the case of payments made to certain foreign intermediaries, other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment maintained in the United States, we generally are not required to withhold tax from the dividends, provided that you have furnished to us a valid Internal Revenue Service Form W-8ECI or other applicable form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at the regular graduated U.S. federal income tax rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on disposition of common stock

Subject to the discussion of backup withholding and withholding tax relating to foreign accounts below, if you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a disposition of our common stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to U.S. taxation on a net income basis,

•	you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

•	we are or have been a U.S. real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the shorter of the five year period preceding the date of disposition or your holding period of our common stock, more than 5% of the common stock and you are not eligible for any treaty exemption.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. We have not been, are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes.

Additional withholding tax relating to foreign accounts

Under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”), a 30% United States federal withholding tax may apply to any dividends regardless of when they are paid, and the gross proceeds from a disposition of our common stock occurring after December 31, 2018, in each case paid to (i) a “foreign financial institution” (as defined in the Code), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account holders” (as defined in the Code) and meets certain other specified requirements or (ii) a non-financial foreign entity, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. You should consult your own tax advisor regarding FATCA and whether it may be relevant to your ownership and disposition of our common stock.

Backup withholding and information reporting

We must report annually to the IRS and to each non-U.S. holder the amount of distributions on our common stock paid to such holder and the amount of tax withheld, if any, with respect to those distributions. These information reporting requirements apply even if no withholding was required. This information also may be made available under a specific treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides or is established.

Backup withholding may apply to distribution payments to a non-U.S. holder of our common stock and information reporting and backup withholding may apply to the payments of the proceeds of a sale of our common stock within the U.S. or through certain U.S.-related financial intermediaries, unless the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we have or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling stockholder, the option stockholder and the underwriter, the selling stockholder and the option stockholder (if the underwriter’s option to purchase additional shares described below is exercised in full) have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholder and the option stockholder (if the underwriter’s option to purchase additional shares described below is exercised in full) 5,574,375 shares of our common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We, the selling stockholder and the option stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriter is purchasing the shares of common stock from the selling stockholder and the option stockholder (if applicable) at $         per share (representing approximately $         aggregate proceeds to the selling stockholder before expenses and approximately $         aggregate proceeds to the option stockholder before expenses if the underwriter’s option to purchase additional shares described below is exercised in full). The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on the Nasdaq Global Select Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and / or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal. The expenses of this offering, not including the underwriting discount, are estimated at $         and are payable by us. We have also agreed to reimburse the underwriter up to $         for expenses relating to the clearance of this offering with the Financial Industry Regulatory Authority.

Option to Purchase Additional Shares

The option stockholder has granted an option to the underwriter, exercisable for 30 days after the date of this prospectus, to purchase up to 465,657 additional shares at the public offering price, less the underwriting discount.

No Sales of Similar Securities

We, the selling stockholder, the option stockholder, and our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus without first obtaining the written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Select Market Listing

The common stock is listed on the Nasdaq Global Select Market under the symbol “FOXF.”

Price Stabilization, Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to it. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, the underwriter or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and certain of its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each member state of the European Economic Area, no offer of ordinary shares which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter for any such offer; or

c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with the underwriter and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriter has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the underwriter and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriter have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriter to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the

Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law;

d)	as specified in Section 276(7) of the SFA; or

e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Squire Patton Boggs (US) LLP, which has acted as our counsel in connection with this offering, will pass upon the validity of the shares of common stock being offered hereby. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP.

EXPERTS

The financial statements incorporated by reference in this prospectus herein and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Additional Information

For further information with respect to us and our common stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus supplement and accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus supplement and accompanying prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.ridefox.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only, which does not constitute incorporation by reference of the information contained on our website.

This prospectus supplement and the accompanying prospectus that is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus supplement is considered to be part of this prospectus supplement and accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus are continually updated and those future filings may modify or supersede some of the information included or incorporated herein. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (Commission File No. 001-36040) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this prospectus supplement prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement and the accompanying prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 30, 2016, filed on March 1, 2017;

•	Our Current Reports on Form 8-K filed on January 10, 2017 and January 13, 2017; and

•	The description of our securities contained in our Registration Statement on Form 8-A filed on August 2, 2013, including any amendments or reports filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

Fox Factory Holding Corp.

915 Disc Drive

Scotts Valley, CA 95066

Attn: Investor Relations

Telephone: (831) 274-6500

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference herein.

PROSPECTUS

Fox Factory Holding Corp.

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

17,874,375 Shares

Common Stock

Offered by the Selling Shareholders

We may offer and sell up to $150,000,000 in aggregate of the securities identified above, and the selling shareholders may offer and sell up to 17,874,375 shares in the aggregate of common stock identified above, in each case, from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling shareholders.

Each time we or any of the selling shareholders offer and sell securities, we or such selling shareholders will provide a supplement to this prospectus that contains specific information about the offering and, if applicable, the selling shareholders, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, the documents that are incorporated by reference in this prospectus and the applicable prospectus supplement carefully before you decide to invest in any securities offered. This prospectus many not be used to consummate sales of any securities unless it is accompanied by a prospectus supplement describing the terms of that offering.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through underwriters and dealers, and also to other purchasers or through agents, or through a combination of these methods. In addition, the selling shareholders may offer and sell shares of our common stock from time to time, together or separately. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in these securities involves certain risks. See “Risk Factors” on page 4 of this prospectus and any other risk factors included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Our common stock trades on the NASDAQ Global Select Market under the symbol “FOXF”. On March 27, 2015, the closing sale price of our common stock was $15.11 per share. We will provide information in the applicable prospectus supplement for the trading market, if any, for any preferred stock, debt securities, warrants or units we offer.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and will be eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of common stock, preferred stock, debt securities, warrants and units described in this prospectus in one or more offerings for an aggregate initial offering price of up to $150,000,000, and our selling shareholders may offer up to 17,874,375 shares of our common stock.

This prospectus provides you with a general description of the common stock, preferred stock, debt securities, warrants and units that we may offer as well as a description of the common stock that our selling shareholders may offer. Each time we and/or the selling shareholders sell securities under this prospectus, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.

You should rely only on the information contained in, or incorporated by reference in, this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “Fox,” the “Company,” “us” and similar designations refer, collectively, to Fox Factory Holding Corp., a Delaware corporation, and its consolidated subsidiaries.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ridefox.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (Commission File No. 001-36040) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of our securities under the registration statement is terminated or completed:

∎	Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 2, 2015, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on March 23, 2015; and

∎	The description of our securities contained in our Registration Statement on Form 8-A filed on August 2, 2013, including any amendments or reports filed for the purpose of updating such description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to:

Fox Factory Holding Corp.

915 Disc Drive

Scotts Valley, CA 95066

Attn: Investor Relations

(Telephone: (831) 274-6500)

IMPORTANT INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

∎	our ability to develop new and innovative products in our current end-markets;

∎	our ability to leverage our technologies and brand to expand into new categories and end-markets;

∎	our ability to increase our aftermarket penetration;

∎	our ability to accelerate international growth;

∎	our ability to improve operating and supply chain efficiencies;

∎	our future financial performance, including our sales, cost of sales, gross profit or gross margins, operating expenses, ability to generate positive cash flow and ability to maintain our profitability;

∎	our ability to maintain our premium brand image and high-performance products;

∎	our ability to maintain relationships with the professional athletes and race teams we sponsor;

∎	our transition of the majority of our mountain bike manufacturing operations to Taiwan and our expectations related to such transition;

∎	our ability to selectively add additional dealers and distributors in certain geographic markets;

∎	the growth of the markets in which we compete, our expectations regarding consumer preferences and our ability to respond to changes in consumer preferences;

∎	changes in demand for high-end suspension and ride dynamics products;

∎	our ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; and

∎	future economic or market conditions.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section entitled “Risk factors” and elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events, and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus or the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus or the documents incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

FOX FACTORY HOLDING CORP.

We are a designer, manufacturer and marketer of high-performance ride dynamics products, including suspension products, used primarily on mountain bikes, Side-by-Sides, on-road vehicles with off-road capabilities, off-road vehicles and trucks, all-terrain vehicles, or ATVs, snowmobiles, specialty vehicles and applications, and motorcycles. A suspension product allows wheels or skis (in the case of snowmobiles) to move up and down to absorb bumps and shocks while maintaining contact with the ground for better control. Our products use adjustable suspension, position sensitive damping, multiple air spring technologies, low weight and structural rigidity. We design our products for, and market our products to, some of the world’s leading OEMs, in our markets, and to consumers through the aftermarket channel.

Our principal executive offices are located at 915 Disc Drive, Scotts Valley, CA 95066, and our phone number is (831) 274-6500. Our website address is www.ridefox.com. In addition, we maintain a Facebook page at www.facebook.com/fox, a YouTube channel at www.youtube.com/foxracingshox1, a Vimeo page at www.vimeo.com/foxracingshox and a Twitter feed at www.twitter.com/foxracingshox. Information contained on, or that can be accessed through, our website, Facebook page, YouTube channel, Vimeo page or Twitter feed does not constitute part of this prospectus and inclusions of our website address, Facebook page address, YouTube channel address, Vimeo page address and Twitter feed address in this prospective are inactive textual referenced only.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 on file with the SEC, which are incorporated by reference in this prospectus and are updated in our quarterly reports on Form 10-Q. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

The table below sets forth our historical consolidated ratio of earnings to fixed charges and preferred share dividends for the periods indicated and should be read in conjunction with our consolidated financial statements and related notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which is incorporated by reference herein. For further information, please see Exhibit 12.1 (Computation of Ratio of Earnings to Fixed Charges and Preferred Share Dividends) to the registration statement of which this prospectus forms a part. The ratio of earnings to combined fixed charges and preferred dividends is the same as the ratio of earnings to fixed charges for the period presented because no shares of preferred stock were outstanding during these periods.

	YEAR ENDED DECEMBER 31,
	2014	2013	2012	2011	2010
Ratio of Earnings (1) to Fixed Charges (1)	17.8	8.6	6.9	9.3	7.0

(1)	Calculated in accordance with Item 503(d) promulgated under the Securities Act

The ratios above were computed by dividing earnings by fixed charges or by dividing earnings by combined fixed charges and preferred dividends. For this purpose, earnings are calculated as follows: (1) adding (a) pre-tax income from continuing operations before adjustment for income or loss from equity investees; (b) fixed charges; (c) amortization of capitalized interest; (d) distributed income of equity investees; and (e) your share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (2) subtracting from such total (a) interest capitalized; (b) preference security dividend requirements of consolidated subsidiaries; and (c) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

Fixed charges consist of that portion of rental expense associated with certain facility, equipment and vehicle leases considered to be a reasonable estimate of the interest factor. We did not pay or accrue any preferred dividends for the periods presented.

USE OF PROCEEDS

When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities. We will not receive any proceeds from the sale of common stock being offered by any of the selling shareholders.

SELLING SHAREHOLDERS

This prospectus also relates to the possible resale by Compass Group Diversified Holdings LLC and Robert C Fox, Jr., who we refer to in this prospectus collectively as the “selling shareholders,” of up to 17,874,375 shares of our common stock that were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus forms a part. Pursuant to our Amended and Restated Registration Rights Agreement dated as of May 12, 2013 (the “Rights Agreement”), the selling shareholders are entitled to rights regarding the registration of their unregistered shares of our common stock under the Securities Act.

Information about the selling shareholder, where applicable, including the amount of shares of common stock owned by each selling shareholder prior to the offering, the number of shares of our common stock to be offered by each selling shareholder and the amount of common stock to be owned by each selling shareholder after completion of the offering, will be set forth in an applicable prospectus supplement, documents incorporated by reference or in a free writing prospectus we file with the SEC. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or officer with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The selling shareholders may not sell any shares of our common stock pursuant to this prospectus until we have identified such selling shareholders and shares being offered for resale by such selling shareholders in a prospectus supplement. However, the selling shareholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock as included in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or our Charter Documents. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Charter Documents and Rights Agreement, as defined in “-Registration Rights” below, which are included as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 90,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.001 par value per share.

As of March 27, 2015, there were 36,871,531 shares of our common stock outstanding and no shares of our preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the NASDAQ Global Select Market, to issue additional shares of our capital stock.

Common stock

Dividend rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, subject to applicable law, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Amended and Restated Certificate of Incorporation. Our Amended and Restated Certificate of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class are subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No preemptive or similar rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions.

Right to receive liquidation distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in our control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Options

As of March 27, 2015, we had outstanding options to purchase an aggregate of 1,698,213 shares of our common stock, with a weighted average exercise price of $5.31, pursuant to our 2008 Stock Option Plan and our 2008 Non-Statutory Stock Option Plan. Of these options, the options to purchase an aggregate of 1,321,426 shares of our common stock were exercisable as of March 27, 2015.

Restricted Stock Units

As of March 27, 2015, we had 780,721 shares of common stock issuable upon vesting of restricted stock units granted to our directors, officers and other employees pursuant to our 2013 Omnibus Plan.

Registration Rights

The Selling Shareholders and certain other of our stockholders (and their permitted transferees) that are party to our Rights Agreement are entitled to rights regarding the registration of their unregistered shares of our common stock under the Securities Act.

Under the Rights Agreement, we have agreed that all expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications effected pursuant to the Rights Agreement (but excluding the fees and disbursements of counsel to the holders of registration rights) will be borne by us. We are also obligated to indemnify the holders of registration rights and any underwriter, and the holders of registration rights are required to indemnify us, for certain liabilities in connection with offerings conducted under the Rights Agreement.

Piggyback registration rights

Pursuant to the terms of the Rights Agreement, if, subject to certain exceptions, we propose to register any of our securities under the Securities Act, either for our own account or for the account of other stockholders, we are required to give prompt written notice of such registration to our stockholders who are a party to the Rights Agreement. Upon the written request of such stockholders, we will, subject to certain limitations, use commercially reasonable efforts to cause to be registered under the Securities Act all registrable securities that our stockholders have requested to be registered. The underwriters of any underwritten offering will have the right to limit, due to marketing reasons, the number of shares registered to the amount that the underwriters determine in their sole discretion will not jeopardize the success of the offering. Other than those listed in “SELLING SHAREHOLDERS” below, each Fox shareholder with rights to have their unregistered shares included in this Registration Statement has executed a waiver of such rights.

Registration rights

Stockholders who are a party to the Rights Agreement can request that we register all or a portion of their registrable securities. As soon as practicable after receiving such request, we will effect such registration unless: (1) such registration of registrable securities on Form S-3 (or if Form S-3 is not permitted for such registration, then pursuant to Form S-1) would become effective prior to 90 days following the effective date of a registration initiated by us, subject to certain exceptions; (2) such stockholders propose to sell shares of our common stock or other securities at an aggregate price to the public (before deduction of any underwriters’ discounts or commissions) of less than $10.0 million with respect to a Form S-3 registration or $30.0 million with respect to a Form S-1 registration; (3) such registration is to remain effective for a period exceeding 180 days from the effective date thereof; or (4) within the 12 month period preceding the date of such request, we have already effected two registrations for our stockholders under the Rights Agreement.

Additionally, we will have the right to delay the filing of or suspend the use of a registration statement under certain circumstances when we are in possession of material non-public information.

Expiration of registration rights

The registration rights expire as to a holder in May 2018 or earlier if a holder no longer holds “registrable securities” as defined in the Rights Agreement.

Anti-Takeover Effects

The provisions of Delaware law, and our Charter Documents, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of our company. These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire us, which could deprive our stockholders of opportunities to sell their securities at prices higher than prevailing market prices.

Delaware Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw provisions

Our Charter Documents include a number of provisions that could deter hostile takeovers or delay or prevent changes relating to the control of our board of directors or management team, including the following:

∎	Board of directors vacancies. Our Charter Documents authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors and promotes continuity of management.

∎	Classified board. Our Charter Documents provide that our board of directors is classified into three classes of directors. A third party may be discouraged from making a tender offer or otherwise attempting to obtain control of us as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

∎	Stockholder action; special meeting of stockholders. Our Amended and Restated Certificate of Incorporation provides that our stockholders may take action by written consent only so long as Compass Group Diversified Holdings LLC and its affiliates collectively beneficially own (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, at least a majority of the voting power of all then outstanding shares of our capital stock. From and after the date on which Compass Group Diversified Holdings LLC no longer owns a majority of the voting power of all then outstanding shares of our capital stock, our stockholders may not take action by written consent and may only take action at annual or special meetings of our stockholders. On July 10, 2014, Compass Group Diversified Holdings LLC participated in a secondary offering of our common stock, selling 4,466,569 shares of FOX common stock. Upon completion of the secondary offering, Compass Group Diversified Holdings LLC’s share ownership in us decreased from approximately 53% to 41%. As a result of Compass Group Diversified Holdings LLC no longer owning at least a majority of the voting power of all outstanding shares of our capital stock, our stockholders may not take action by written consent and may only take action at annual or special meetings of our stockholders. In addition, our Amended and Restated Bylaws currently provide that special meetings of our stockholders may be called only by our board of directors, our Chairperson of the board of directors, our Lead Director (if we do not have a Chairperson or the Chairperson is disabled), our Chief Executive Officer or our President (in the absence of a Chief Executive Officer), thus prohibiting a stockholder from calling a special meeting. These provisions could delay the ability of our stockholders to force consideration of a proposal or take action, including the removal of directors.

∎	Advance notice requirements for stockholder proposals and director nominations. Our Amended and Restated Bylaws provides advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

∎	No cumulative voting. The DGCL provides that stockholders may cumulate votes in the election of directors if the corporation’s certificate of incorporation allows for such mechanism. Our Amended and Restated Certificate of Incorporation does not permit cumulative voting.

∎	Directors removed only for cause. Our Amended and Restated Certificate of Incorporation provides that stockholders may remove directors only for cause.

∎	Issuance of undesignated preferred stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

∎	Amendment of Charter Document provisions. Our Amended and Restated Certificate of Incorporation currently requires any amendment or repeal of the above provisions in our Charter Documents, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, powers and preferences thereto, will require approval by holders of at least two-thirds of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors.

Choice of forum

Our Amended and Restated Certificate of Incorporation provides that, with certain limited exceptions, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of our company owed to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL or our Charter Documents, (iv) any action to interpret, apply, enforce or determine the validity of our Charter Documents, or (v) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have received notice of and consented to the foregoing provisions. The enforceability of similar choice of forum provisions in other companies’ charters has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

NASDAQ Global Select Market

Our common stock is listed on The NASDAQ Global Select Market under the symbol “FOXF.”

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt, our senior subordinated debt or our subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities we offer will be issued under an indenture between us and an indenture trustee specified in any applicable prospectus supplement. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

∎	the title and authorized denominations of the series of debt securities;

∎	any limit on the aggregate principal amount of the series of debt securities;

∎	whether such debt securities will be issued in registered or unregistered form, or both, and whether such debt securities will be issued with or without coupons;

∎	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

∎	the price or prices at which the debt securities will be issued;

∎	the date or dates on which principal is payable;

∎	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

∎	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

∎	the right, if any, to extend the interest payment periods and the duration of the extensions;

∎	our rights or obligations to redeem or purchase the debt securities;

∎	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

∎	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

∎	the currency or currencies of payment of principal or interest;

∎	the terms applicable to any debt securities issued at a discount from their stated principal amount;

∎	the terms, if any, under which any debt securities will rank junior to any of our other debt;

∎	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

∎	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

∎	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

∎	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

∎	the nature and terms of any security for any secured debt securities; and

∎	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

∎	the conversion or exchange price;

∎	the conversion or exchange period;

∎	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

∎	events requiring adjustment to the conversion or exchange price; and

∎	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

∎	failure to pay interest for 30 days after the date payment is due and payable;

∎	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

∎	failure to make sinking fund payments when due;

∎	failure to perform other covenants for 60 days after notice that performance was required;

∎	events in bankruptcy, insolvency or reorganization relating to us; or

∎	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities.

The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

∎	the holder has previously given to the trustee written notice of default and continuance of such default;

∎	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

∎	the requesting holders have offered the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction;

∎	the trustee has not instituted the action within 60 days of the request; and

∎	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in definitive form to each holder. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

∎	by the depositary for such registered global security to its nominee;

∎	by a nominee of the depositary to the depositary or another nominee of the depositary; or

∎	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

∎	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

∎	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

∎	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

∎	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

∎	will not be entitled to have the debt securities represented by a registered global security registered in their names;

∎	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

∎	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee in writing.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

∎	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

∎	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

∎	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

∎	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

∎	evidence the assumption by a successor corporation of our obligations;

∎	add covenants for the protection of the holders of debt securities;

∎	add any additional events of default;

∎	cure any ambiguity or correct any inconsistency or defect in the indenture;

∎	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

∎	establish the forms or terms of debt securities of any series;

∎	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

∎	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

∎	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

∎	extend the final maturity of any debt security;

∎	reduce the principal amount or premium, if any;

∎	reduce the rate or extend the time of payment of interest;

∎	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

∎	change the currency in which the principal, premium or interest, if any, is payable;

∎	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

∎	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

∎	impair the right to institute suit for the enforcement of any payment on any debt security when due;

∎	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

∎	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

∎	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

∎	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

∎	would not conflict with any rule of law or with the relevant indenture;

∎	would not be unduly prejudicial to the rights of another holder of the debt securities; and

∎	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants. The following description of the warrants and any description of the warrants in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of warrants. When available, you can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

∎	the title of the warrants;

∎	the aggregate number of the warrants;

∎	the price or prices at which the warrants will be issued;

∎	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

∎	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

∎	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

∎	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

∎	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

∎	the minimum or maximum amount of the warrants which may be exercised at any one time;

∎	the amount of warrants or rights outstanding;

∎	provisions for changes to or adjustments in the exercise price;

∎	information with respect to book-entry procedures, if any;

∎	a discussion of certain federal income tax considerations; and

any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

∎	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

∎	any provisions of the governing unit agreement that differ from those described below; and

∎	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under the headings “Description of Capital Stock,” “Description of Debt Securities” and “and Description Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as a holder under any security included in the unit.

Title

We, and any unit agent and any of their agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We and/or the selling shareholders may sell the securities being offered hereby in one or more of the following ways from time to time:

∎	through agents to the public or to investors;

∎	to underwriters for resale to the public or to investors;

∎	directly to investors; or

∎	through a combination of any of these methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise.

We will set forth in a prospectus supplement the terms of a particular offering of securities, including:

∎	the name or names of any agents or underwriters;

∎	the purchase price of the securities being offered and the proceeds we will receive from the sale;

∎	any over-allotment options under which underwriters may purchase additional securities from us;

∎	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

∎	any initial public offering price;

∎	any discounts or concessions allowed or reallowed or paid to dealers; and

∎	any securities exchanges or markets on which such securities stock may be listed.

Agents

We and/or the selling shareholders may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell such securities on a continuing basis.

Underwriters

If underwriters are utilized for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement and the underwriters will be obligated to purchase all such shares if any are purchased. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

Direct Sales

We and/or the selling shareholders may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in in transactions with or perform services for us or our affiliates in the ordinary course of their businesses for which they may have received or receive customary fees and reimbursement of expense.

Trading Markets and Listing of Securities

Our common stock is listed on The NASDAQ Global Select Market under the symbol “FOXF.” Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of the Company. Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Select Market, subject to official notice of the issuance. We may elect to list ant series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. We cannot give any assurance as to the liquidity of, or the trading market for, any offered securities.

Stabilization Activities

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time. Any underwriter may carry out these transactions and the place and time for the delivery of the shares will be set forth in the accompanying prospectus supplement or free writing prospectus for such shares.

Passive Market Making

Any underwriters who are qualified market makers on The NASDAQ Global Select Market may engage in passive market making transactions in the securities on the The NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

FINRA

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participated in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed upon by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance up the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Common Stock

5,108,718 SHARES

FOX FACTORY HOLDING CORP.

PROSPECTUS    SUPPLEMENT

BofA Merrill Lynch

March     , 2016